UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2010

BCO HYDROCARBON LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-53598	26-3261559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2326 Teller Road, Newbury Park, California	91320
(Address of principal executive offices)	(Zip Code)

(888) 829-8748
Registrant’s telephone number, including area code

8520 NE 25th Street, Clyde Hill, WA, 98004-1645
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 29, 2010, BCO Hydrocarbon Ltd. (the “Company") received notice from Malcolm Albery of his decision to resign from the Board of Directors of the Company, effective immediately. There were no disagreements between Mr. Albery and the Company.

Item 8.01   Other Events

On August 5, 2010, Ana Sauer was appointed Secretary of the Company to serve at the pleasure of the Board.  Ms. Sauer is the wife of the Company’s CEO and sole director, Dieter R. Sauer, Jr.  Ms. Sauer is a co-founder of the Company’s operating subsidiary Sauer Energy, Inc., a California corporation, and serves as its secretary and a director.  She has been licensed as a real estate agent since October of 2007.  From 2004 to 2007, Ms. Sauer was President of Cielle Enterprises, a privately held company, engaged in developing and marketing cosmeciuticals.

Item 9.01   Financial Statements and Exhibits

Financial Information

None

Exhibits:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCO HYDROCARBON LTD.
September 1, 2010	By: /s/ Dieter R. Sauer, Jr.
Dieter R. Sauer, Jr. Director and President